Exhibit 99.1

W. P. Carey Announces Fourth Quarter and Full Year 2023 Financial Results

New York, NY – February 9, 2024 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2023.

Financial Highlights

	2023
	Fourth Quarter	Full Year
Net income attributable to W. P. Carey (millions)	$144.3	$708.3
Diluted earnings per share	$0.66	$3.28

AFFO (millions)	$261.4	$1,118.3
AFFO per diluted share	$1.19	$5.18

•2024 AFFO guidance range narrowed to between $4.65 and $4.75 per diluted share, based on anticipated full year investment volume of between $1.5 billion and $2.0 billion
•Fourth quarter cash dividend of $0.860 per share, equivalent to an annualized dividend rate of $3.44 per share, reflecting both the Company's strategic exit from the office assets within its portfolio and a lower payout ratio

Strategic Office Exit
•Spin-Off of Net Lease Office Properties (NLOP) completed on November 1, 2023
•Office Sale Program
◦79 properties sold to date under the program for gross proceeds of $608.1 million, including eight properties totaling gross proceeds of $220.3 million sold during the 2023 third and fourth quarters and 71 properties totaling gross proceeds of $387.8 million sold in January 2024, including the Company’s largest office portfolio
◦Office assets sales to date under the program bring office exposure below 3% of total ABR
◦Remaining sales under the program targeted to be completed during the first half of 2024

Real Estate Portfolio
•Investment volume of $345.6 million completed during the fourth quarter, bringing total investment volume for 2023 to $1.3 billion
•Investment volume of $177.1 million completed in January 2024
W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 1

•Active capital investments and commitments of $80.1 million and construction loan funding of $30.5 million scheduled to be completed in 2024
•Non-Office Sale Program gross disposition proceeds totaled $133.6 million for the fourth quarter and $242.0 million for 2023
•Contractual same-store rent growth of 4.1%

Balance Sheet and Capitalization
•Settled all outstanding forward sale agreements, issuing approximately 4.7 million shares of common stock for net proceeds of $384 million
•Received approximately $344 million, net of transaction expenses, from NLOP in connection with the Spin-Off
•Senior unsecured credit facility amended and restated, increasing the capacity of the unsecured revolving credit facility to $2.0 billion and extending its maturity to 2029, and refinancing £270 million and €215 million term loans, extending their maturities to 2028.

MANAGEMENT COMMENTARY

“Our 2023 fourth quarter and full year results largely reflected the near-term impacts of executing the office exit strategy we announced in September,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We’ve made excellent progress in a short space of time thanks to the hard work and dedication of our employees, bringing our office exposure down to less than 3% of ABR.

“Looking ahead, we view 2024 as a transitional year, establishing a new baseline from which to grow AFFO. In addition to the rent growth embedded in our portfolio and a growing pipeline, I’m pleased to say we’ve already closed $177 million of investments and have over $100 million of capital projects and commitments scheduled for completion this year. We’ve raised our expectations for 2024 investment volume and we’re very well-positioned to execute — with exceptionally strong liquidity and a lower cost of capital — in an improving investment environment.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2023 fourth quarter totaled $412.4 million, up 2.4% from $402.6 million for the 2022 fourth quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2023 fourth quarter were $410.4 million, up 2.1% from $402.1 million for the 2022 fourth quarter.

◦Lease revenues decreased primarily as a result of the reclassifications of lease revenues related to the U-Haul and State of Andalusia portfolios described below and the Spin-Off, which more than offset the impact of net investment activity and rent escalations.

◦Operating property revenues increased primarily as a result of the conversion of 12 hotel properties from net lease to operating upon lease expiration during the 2023 first quarter (eight of which were sold during the 2023 third and fourth quarters).

◦Income from finance leases and loans receivable increased primarily as a result of the reclassification of lease revenues (i) after receiving notice during the 2023 first quarter of the purchase option exercise on the portfolio of 78 U-Haul properties (the properties are expected to be sold during the first quarter of 2024) and (ii) after signing a purchase and sale agreement during the 2023 fourth quarter for the Company’s largest office portfolio of 70 properties net leased to the State of Andalusia in a sale back to the tenant (which closed in January 2024). The reclassifications had no impact on total Real Estate revenues.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2023 fourth quarter was $144.3 million, down 31.1% from $209.5 million for the 2022 fourth quarter. Net income from Real Estate attributable to W. P. Carey was $142.8 million, which decreased due primarily to higher impairment charges and allowances for credit losses, a non-cash mark-to-market gain recognized on the Company’s shares of Lineage Logistics of $38.6 million during the prior-year period and the impact of the Spin-Off, partly offset by a higher aggregate gain on sale of real estate and the impact of net investment activity and rent escalations.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2023 fourth quarter was $1.19 per diluted share, down 7.8% from $1.29 per diluted share for the 2022 fourth quarter, primarily reflecting the impact of the Spin-Off. Higher revenue from net investment activity and rent escalations was mostly offset by higher interest expense and lower other lease-related income during the 2023 fourth quarter.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on December 7, 2023, the Company reported that its Board of Directors declared a quarterly cash dividend of $0.860 per share, equivalent to an annualized dividend rate of $3.44 per share, reflecting both the Company's strategic exit from the office assets within its portfolio (announced on September 21, 2023) and a lower payout ratio. The dividend was paid on January 16, 2024 to shareholders of record as of December 29, 2023.

FULL YEAR FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2023 full year totaled $1.74 billion, up 17.6% from $1.48 billion for the 2022 full year.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2023 full year totaled $1.74 billion, up 18.4% from $1.47 billion for the 2022 full year.

◦Lease revenues increased primarily as a result of net investment activity, rent escalations and net lease properties acquired in the CPA:18 Merger, which more than offset the reclassifications of lease revenues related to the U-Haul and State of Andalusia portfolios described below and the impact of the Spin-Off.

◦Operating property revenues increased primarily as a result of the self-storage and other operating properties acquired in the CPA:18 Merger, as well as the conversion of 12 hotel properties from net lease to operating upon lease expiration during the 2023 first quarter (eight of which were sold during the 2023 third and fourth quarters).

◦Income from finance leases and loans receivable increased primarily as a result of the reclassification of lease revenues (i) after receiving notice during the 2023 first quarter of the purchase option exercise on the portfolio of 78 U-Haul properties (the properties are expected to be sold during the first quarter of 2024) and (ii) after signing a purchase and sale agreement during the 2023 fourth quarter for the Company’s largest office portfolio of 70 properties net leased to the State of Andalusia in a sale back to the tenant (which closed in January 2024). The reclassifications had no impact on total Real Estate revenues.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 3

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2023 full year totaled $708.3 million, up 18.2% from $599.1 million for the 2022 full year. Net income from Real Estate attributable to W. P. Carey was $704.8 million, which increased due primarily to a higher aggregate gain on sale of real estate, the impact of net investment activity (including properties acquired in the CPA:18 Merger) and rent escalations, partly offset by higher interest expense, a non-cash mark-to-market gain of $49.2 million recognized on the Company’s investment in common stock of Watermark Lodging Trust, higher impairment charges and allowances for credit losses, a non-cash mark-to-market gain recognized on the Company’s shares of Lineage Logistics of $38.6 million during the prior year and the impact of the Spin-Off. Net income from Investment Management attributable to W. P. Carey was $3.5 million, which decreased due primarily to a $29.3 million impairment charge recognized on goodwill within that segment. The Company also recognized a $33.9 million gain on change in control of interests in connection with the CPA:18 Merger during the prior year.

AFFO

•AFFO for the 2023 full year was $5.18 per diluted share, down 2.1% from $5.29 per diluted share for the 2022 full year, primarily reflecting higher interest expense (due primarily to higher interest rates) and the impact of the Spin-Off, which more than offset higher revenue from net investment activity and rent escalations.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•Dividends declared during 2023 totaled $4.067 per share, a decrease of 4.1% compared to total dividends declared during 2022 of $4.242 per share, reflecting the impact on the dividend declared during the 2023 fourth quarter of both the Company's strategic exit from the office assets within its portfolio and a lower payout ratio.

AFFO GUIDANCE

2024 AFFO Guidance

•For the 2024 full year, the Company expects to report total AFFO of between $4.65 and $4.75 per diluted share, based on the following key assumptions:

(i)    investment volume of between $1.5 billion and $2.0 billion;

(ii)    disposition volume of between $1.2 billion and $1.4 billion, including:

(a)    completion of the Company’s strategic plan to exit office, including anticipated asset sales under the Office Sale Program totaling between $550 million and $600 million during the first half of 2024;

(b) exercise of the U-Haul purchase option during the 2024 first quarter, generating approximately $465 million in gross proceeds; and

(c)    other dispositions totaling between $150 million and $350 million; and

(iii) total general and administrative expenses of between $100 million and $103 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 4

STRATEGIC OFFICE EXIT

•On September 21, 2023, the Company announced a strategic plan to exit the office assets within its portfolio by:

(i)    spinning-off 59 office properties with ABR totaling $145 million into NLOP, a separate publicly-traded REIT (the “Spin-Off”), which was completed on November 1, 2023; and

(ii)    implementing an asset sale program to dispose of 87 office properties retained by W. P. Carey (the “Office Sale Program”), with all sales under the program targeted to be completed in first half of 2024.

•To date through February 9, 2024, the Company has sold 79 properties under the Office Sale Program for gross proceeds of approximately $608.1 million, comprising:

◦Eight properties sold during the 2023 third and fourth quarters for gross proceeds of approximately $220.3 million; and

◦71 properties sold subsequent to year end, for gross proceeds of approximately $387.8 million, including a portfolio of 70 office properties net leased to State of Andalusia.

•As a result of the progress made to date executing on the Company’s strategic plan to exit the office assets within its portfolio, office assets currently represent approximately 2.7% of total ABR (as of December 31, 2023).

•Remaining sales under the program are targeted for completion during the first half of 2024, for office assets that generate $21 million of ABR.

REAL ESTATE

Investments

•During the 2023 fourth quarter, the Company completed investments totaling $345.6 million, bringing total investment volume for the year ended December 31, 2023 to $1.3 billion.

•Year to date through February 9, 2024, the Company completed investment volume of $177.1 million.

•The Company currently has seven capital investments and commitments totaling $80.1 million and construction loan funding of $30.5 million scheduled to be completed during 2024, for an aggregate total of $110.6 million.

Dispositions

•In addition to dispositions under the Office Sale Program, during the 2023 fourth quarter, the Company disposed of ten properties for gross proceeds of $133.6 million (including the sales of five hotel operating properties for gross proceeds of $83.9 million), bringing total non-Office Sale Program dispositions for the year ended December 31, 2023 to $242.0 million (including the sales of eight hotel operating properties for gross proceeds of $132.6 million).

Contractual Same-Store Rent Growth

•The Company’s net lease portfolio generated contractual same-store rent growth of 4.1% on a constant currency basis.

Composition

•As of December 31, 2023, the Company’s net lease portfolio consisted of 1,424 properties, comprising 173 million square feet leased to 336 tenants, with a weighted-average lease term of 11.7 years and an occupancy rate of 98.1%. In addition, the Company owned 89 self-storage operating properties, five hotel operating properties and two student housing operating properties, totaling approximately 7.3 million square feet.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 5

BALANCE SHEET AND CAPITALIZATION

Forward Equity

•The Company settled all of its outstanding forward sale agreements, issuing 4,744,973 shares of common stock for net proceeds of $384 million.

Spin-Off Distribution

•The Company received a distribution of approximately $344 million, net of transaction expenses, from NLOP in connection with the Spin-Off on November 1, 2023.

The Company intends to use proceeds from these transactions primarily to fund future acquisitions and repay debt, including amounts outstanding under its unsecured revolving credit facility. The Company may hold net proceeds in cash and/or marketable securities earning interest until deployed.

Senior Unsecured Credit Facility

•As previously announced, on December 14, 2023, the Company amended and restated its senior unsecured credit facility, (i) increasing the capacity of its unsecured revolving credit facility from $1.8 billion to $2.0 billion and extending its maturity by four years to 2029, and (ii) refinancing its £270 million and €215 million term loans and extending their maturities by three years to 2028. Each of the term loans include an option to extend up to an additional year at the Company’s discretion, subject to the satisfaction of certain customary conditions.

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2023 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 9, 2024, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, February 9, 2024 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 6

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,424 net lease properties covering approximately 173 million square feet and a portfolio of 89 self-storage operating properties as of December 31, 2023. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding expectations for capital projects and commitments and 2024 investment volume. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

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W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 7

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2023	2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,095,458	$13,338,857
Land, buildings and improvements — operating properties	1,256,249	1,095,892
Net investments in finance leases and loans receivable	1,514,923	771,761
In-place lease intangible assets and other	2,308,853	2,659,750
Above-market rent intangible assets	706,773	833,751
Investments in real estate	17,882,256	18,700,011
Accumulated depreciation and amortization (a)	(3,005,479)	(3,269,057)
Assets held for sale, net	37,122	57,944
Net investments in real estate	14,913,899	15,488,898
Equity method investments	354,261	327,502
Cash and cash equivalents	633,860	167,996
Other assets, net	1,096,474	1,080,227
Goodwill	978,289	1,037,412
Total assets	$17,976,783	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,035,686	$5,916,400
Unsecured term loans, net	1,125,564	552,539
Unsecured revolving credit facility	403,785	276,392
Non-recourse mortgages, net	579,147	1,132,417
Debt, net	8,144,182	7,877,748
Accounts payable, accrued expenses and other liabilities	615,750	623,843
Below-market rent and other intangible liabilities, net	136,872	184,584
Deferred income taxes	180,650	178,959
Dividends payable	192,332	228,257
Total liabilities	9,269,786	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,671,874 and 210,620,949 shares, respectively, issued and outstanding	219	211
Additional paid-in capital	11,784,461	11,706,836
Distributions in excess of accumulated earnings	(2,891,424)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(254,867)	(283,780)
Total stockholders’ equity	8,700,435	8,993,646
Noncontrolling interests	6,562	14,998
Total equity	8,706,997	9,008,644
Total liabilities and equity	$17,976,783	$18,102,035
________
(a)Includes $1.6 billion and $1.7 billion of accumulated depreciation on buildings and improvements as of December 31, 2023 and 2022, respectively, and $1.4 billion and $1.6 billion of accumulated amortization on lease intangibles as of December 31, 2023 and 2022, respectively.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Revenues
Real Estate:
Lease revenues	$336,757	$369,159	$347,636
Income from finance leases and loans receivable	31,532	27,575	17,472
Operating property revenues	39,477	49,218	28,951
Other lease-related income	2,610	2,310	8,083
	410,376	448,262	402,142
Investment Management:
Asset management revenue (a)	1,348	194	383
Other advisory income and reimbursements (b)	667	—	—
Reimbursable costs from affiliates	46	97	104
	2,061	291	487
	412,437	448,553	402,629
Operating Expenses
Depreciation and amortization	129,484	144,771	140,749
Impairment charges — real estate (c)	71,238	15,173	12,734
General and administrative	21,533	23,258	22,728
Operating property expenses	20,403	26,570	11,719
Reimbursable tenant costs	18,942	20,498	21,084
Property expenses, excluding reimbursable tenant costs	13,287	13,021	13,879
Stock-based compensation expense	8,693	9,050	9,739
Merger and other expenses (d)	(641)	4,152	2,058
Reimbursable costs from affiliates	46	97	104
	282,985	256,590	234,794
Other Income and Expenses
Gain on sale of real estate, net (e)	134,026	2,401	5,845
Interest expense	(72,194)	(76,974)	(67,668)
Other gains and (losses) (f)	(45,777)	2,859	97,059
Non-operating income (g)	7,445	4,862	6,526
Earnings from equity method investments	5,006	4,978	6,032
	28,506	(61,874)	47,794
Income before income taxes	157,958	130,089	215,629
Provision for income taxes	(13,714)	(5,090)	(6,126)
Net Income	144,244	124,999	209,503
Net loss attributable to noncontrolling interests	50	41	35
Net Income Attributable to W. P. Carey	$144,294	$125,040	$209,538

Basic Earnings Per Share	$0.66	$0.58	$1.00
Diluted Earnings Per Share	$0.66	$0.58	$1.00
Weighted-Average Shares Outstanding
Basic	219,277,446	215,097,114	209,281,888
Diluted	219,469,641	215,252,969	209,822,650

Dividends Declared Per Share	$0.860	$1.071	$1.065

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 9

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2023	2022
Revenues
Real Estate:
Lease revenues	$1,427,376	$1,301,617
Income from finance leases and loans receivable	107,173	74,266
Operating property revenues	180,257	59,230
Other lease-related income	23,333	32,988
	1,738,139	1,468,101
Investment Management:
Asset management and other revenue	2,184	8,467
Other advisory income and reimbursements	667	—
Reimbursable costs from affiliates	368	2,518
	3,219	10,985
	1,741,358	1,479,086
Operating Expenses
Depreciation and amortization	574,212	503,403
General and administrative	96,027	88,952
Operating property expenses	95,141	27,054
Impairment charges — real estate	86,411	39,119
Reimbursable tenant costs	81,939	73,622
Property expenses, excluding reimbursable tenant costs	44,451	50,753
Stock-based compensation expense	34,504	32,841
Merger and other expenses	4,954	19,387
Reimbursable costs from affiliates	368	2,518
Impairment charges — Investment Management goodwill	—	29,334
	1,018,007	866,983
Other Income and Expenses
Gain on sale of real estate, net	315,984	43,476
Interest expense	(291,852)	(219,160)
Other gains and (losses)	(36,184)	96,038
Non-operating income	21,442	30,309
Earnings from equity method investments	19,575	29,509
Gain on change in control of interests	—	33,931
	28,965	14,103
Income before income taxes	752,316	626,206
Provision for income taxes	(44,052)	(27,724)
Net Income	708,264	598,482
Net loss attributable to noncontrolling interests	70	657
Net Income Attributable to W. P. Carey	$708,334	$599,139

Basic Earnings Per Share	$3.29	$3.00
Diluted Earnings Per Share	$3.28	$2.99
Weighted-Average Shares Outstanding
Basic	215,369,777	199,633,802
Diluted	215,760,496	200,427,124

Dividends Declared Per Share	$4.067	$4.242
__________
(a)Amount for the three months ended December 31, 2023 is comprised of $1.2 million from NLOP and $0.1 million from CESH.
(b)Amounts are related to administrative reimbursement for our management of NLOP.
(c)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(d)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(e)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases.
(f)Amount for the three months ended December 31, 2023 is primarily comprised of a non-cash allowance for credit losses of $35.2 million, net losses on foreign currency exchange rate movements of $6.5 million and non-cash losses on non-hedging derivatives of $4.3 million.
(g)Amount for the three months ended December 31, 2023 is comprised of interest income on deposits of $4.6 million and realized gains on foreign currency exchange derivatives of $2.9 million.
W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Net income attributable to W. P. Carey	$144,294	$125,040	$209,538
Adjustments:
Gain on sale of real estate, net (a)	(134,026)	(2,401)	(5,845)
Depreciation and amortization of real property	128,839	144,111	140,157
Impairment charges — real estate (b)	71,238	15,173	12,734
Proportionate share of adjustments to earnings from equity method investments (c)	2,942	2,950	2,296
Proportionate share of adjustments for noncontrolling interests (d)	(133)	34	(294)
Total adjustments	68,860	159,867	149,048
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	213,154	284,907	358,586
Adjustments:
Other (gains) and losses (f)	45,777	(2,859)	(97,059)
Straight-line and other leasing and financing adjustments	(19,071)	(18,662)	(14,766)
Stock-based compensation	8,693	9,050	9,739
Above- and below-market rent intangible lease amortization, net	6,644	7,835	8,652
Amortization of deferred financing costs	4,895	4,805	5,705
Tax expense (benefit) – deferred and other	2,507	(4,349)	(3,325)
Merger and other expenses (g)	(641)	4,152	2,058
Other amortization and non-cash items	152	584	490
Proportionate share of adjustments to earnings from equity method investments (c)	(663)	(691)	(319)
Proportionate share of adjustments for noncontrolling interests (d)	(97)	(380)	(85)
Total adjustments	48,196	(515)	(88,910)
AFFO Attributable to W. P. Carey (e)	$261,350	$284,392	$269,676

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$213,154	$284,907	$358,586
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$0.97	$1.32	$1.70
AFFO attributable to W. P. Carey (e)	$261,350	$284,392	$269,676
AFFO attributable to W. P. Carey per diluted share (e)	$1.19	$1.32	$1.29
Diluted weighted-average shares outstanding	219,469,641	215,252,969	209,822,650

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 11

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Net income from Real Estate attributable to W. P. Carey	$142,753	$124,167	$210,142
Adjustments:
Gain on sale of real estate, net (a)	(134,026)	(2,401)	(5,845)
Depreciation and amortization of real property	128,839	144,111	140,157
Impairment charges — real estate (b)	71,238	15,173	12,734
Proportionate share of adjustments to earnings from equity method investments (c)	2,942	2,950	2,296
Proportionate share of adjustments for noncontrolling interests (d)	(133)	34	(294)
Total adjustments	68,860	159,867	149,048
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	211,613	284,034	359,190
Adjustments:
Other (gains) and losses (f)	45,303	(2,180)	(96,846)
Straight-line and other leasing and financing adjustments	(19,071)	(18,662)	(14,766)
Stock-based compensation	8,693	9,050	9,739
Above- and below-market rent intangible lease amortization, net	6,644	7,835	8,652
Amortization of deferred financing costs	4,895	4,805	5,705
Tax expense (benefit) – deferred and other	2,507	(4,349)	(3,862)
Merger and other expenses (g)	(641)	4,152	2,058
Other amortization and non-cash items	152	584	490
Proportionate share of adjustments to earnings from equity method investments (c)	(663)	(691)	(320)
Proportionate share of adjustments for noncontrolling interests (d)	(97)	(380)	(85)
Total adjustments	47,722	164	(89,235)
AFFO Attributable to W. P. Carey – Real Estate (e)	$259,335	$284,198	$269,955

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$211,613	$284,034	$359,190
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$0.96	$1.32	$1.70
AFFO attributable to W. P. Carey – Real Estate (e)	$259,335	$284,198	$269,955
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.18	$1.32	$1.29
Diluted weighted-average shares outstanding	219,469,641	215,252,969	209,822,650

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 12

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2023	2022
Net income attributable to W. P. Carey	$708,334	$599,139
Adjustments:
Depreciation and amortization of real property	571,750	500,764
Gain on sale of real estate, net (a)	(315,984)	(43,476)
Impairment charges — real estate (b)	86,411	39,119
Gain on change in control of interests (h) (i)	—	(33,931)
Impairment charges — Investment Management goodwill (j)	—	29,334
Proportionate share of adjustments to earnings from equity method investments (c)	11,381	15,155
Proportionate share of adjustments for noncontrolling interests (d)	(666)	(491)
Total adjustments	352,892	506,474
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	1,061,226	1,105,613
Adjustments:
Straight-line and other leasing and financing adjustments	(71,869)	(54,431)
Other (gains) and losses	36,184	(96,038)
Stock-based compensation	34,504	32,841
Above- and below-market rent intangible lease amortization, net	34,164	41,390
Amortization of deferred financing costs	20,544	17,203
Merger and other expenses (g)	4,954	19,387
Other amortization and non-cash items	1,735	1,931
Tax expense (benefit) – deferred and other	(199)	(3,759)
Proportionate share of adjustments to earnings from equity method investments (c)	(2,535)	(2,770)
Proportionate share of adjustments for noncontrolling interests (d)	(441)	(769)
Total adjustments	57,041	(45,015)
AFFO Attributable to W. P. Carey (e)	$1,118,267	$1,060,598

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$1,061,226	$1,105,613
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$4.92	$5.52
AFFO attributable to W. P. Carey (e)	$1,118,267	$1,060,598
AFFO attributable to W. P. Carey per diluted share (e)	$5.18	$5.29
Diluted weighted-average shares outstanding	215,760,496	200,427,124

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 13

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2023	2022
Net income from Real Estate attributable to W. P. Carey	$704,837	$591,603
Adjustments:
Depreciation and amortization of real property	571,750	500,764
Gain on sale of real estate, net (a)	(315,984)	(43,476)
Impairment charges — real estate (b)	86,411	39,119
Gain on change in control of interests (h)	—	(11,405)
Proportionate share of adjustments to earnings from equity method investments (c)	11,381	15,155
Proportionate share of adjustments for noncontrolling interests (d)	(666)	(491)
Total adjustments	352,892	499,666
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	1,057,729	1,091,269
Adjustments:
Straight-line and other leasing and financing adjustments	(71,869)	(54,431)
Other (gains) and losses	36,427	(97,149)
Stock-based compensation	34,504	32,841
Above- and below-market rent intangible lease amortization, net	34,164	41,390
Amortization of deferred financing costs	20,544	17,203
Merger and other expenses (g)	4,954	19,384
Other amortization and non-cash items	1,735	1,931
Tax expense (benefit) – deferred and other	(199)	(8,164)
Proportionate share of adjustments to earnings from equity method investments (c)	(2,535)	(723)
Proportionate share of adjustments for noncontrolling interests (d)	(441)	(769)
Total adjustments	57,284	(48,487)
AFFO Attributable to W. P. Carey – Real Estate (e)	$1,115,013	$1,042,782

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$1,057,729	$1,091,269
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$4.90	$5.44
AFFO attributable to W. P. Carey – Real Estate (e)	$1,115,013	$1,042,782
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$5.17	$5.20
Diluted weighted-average shares outstanding	215,760,496	200,427,124
__________
(a)Amounts for the three months and year ended December 31, 2023 include a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the year ended December 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months and year ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)AFFO and Real Estate AFFO adjustment amounts for the three months ended December 31, 2023 are primarily comprised of a non-cash allowance for credit losses of $35.2 million, net losses on foreign currency exchange rate movements of $6.5 million and non-cash losses on non-hedging derivatives of $4.3 million.
(g)Amounts for the three months ended September 30, 2023 and the year ended December 31, 2023 are primarily comprised of costs incurred in connection with the Spin-Off. Amount for the year ended December 31, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(h)Amount for the year ended December 31, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(i)Amount for the year ended December 31, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger
(j)Amount for the year ended December 31, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 14

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2023 Earnings Release 8-K – 15